CERTIFICATE OF INCORPORATION

                                     OF

                        MCKINNELY INVESTMENTS, INC.

                                 ARTICLE I

                                    NAME
                                   ------

     The name of the corporation hereby created shall be McKinnely Investments, Inc.

                                 ARTICLE II

                                  DURATION
                                  --------
     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                ARTICLE III

                                  PURPOSES
                                 ----------
     The purposes for which this Corporation is organized are:

     (a) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate, lands and interests in lands and all other property of every kind and nature;

     (b) To manufacture, use, work, sell, and deal in chemicals, biologicals, pharmaceuticals, electronics and products of all types and also to privileges or rights, owned or hereafter owned by it for manufacturing, using and vending any device or devices, machine or machines or manufacturing, working or producing any or all products.

     (c) To borrow money and to execute notes and obligations and security contracts therefore, to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefore; and to negotiate loans; to carry on a general mercantile and merchandise business and to purchase, sell and deal in such goods, supplies, and merchandise of every kind and nature;

     (d) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors;

     (e) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers therein named or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, with all of the powers hereafter conferred by the laws under which this Corporation is organized; and


     (f) To engage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all the powers allowed or permitted by the laws of the state of Delaware.

                                 ARTICLE IV

                               CAPITALIZATION
1.                            ---------------

     The Corporation shall have authority to issue an aggregate of 35,000,000 shares, of which 30,000,000 shares shall be Common Stock having a one-tenth (1/10) of one cent ($.001) par value each, and 5,000,000 share shall be Preferred Stock having a one-tenth (1/10) of one cent ($.001) par value each.

ARTICLE V

CLASSES OF STOCK
------------------

     A statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class which the Corporation shall be authorized to issue, is as follows:

     (a) Preferred Stock. Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated.
All shares of any one series of the preferred stock shall be alike in every particular, except, that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at the time outstanding. Subject to the provisions of subparagraph (i) of Paragraph (c) of this Article V, the Board of Directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of preferred stock, the designation, powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the following:

     (i) The distinctive designation of, and the number of shares of the preferred stock which shall constitute, the series, which number may be increased (except at otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the Board of Directors;

     (ii) The rate and times at which, and the terms and conditions upon which, dividends, if any on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of preferred stock, and whether such dividends shall be cumulative or noncumulative;


     (iii) The right, if any, of the holders of shares of the series to convert the same into, or exchange the same for any other series, or any other class or classes of stock of this Corporation, and the terms and conditions of such conversion or exchange.

     (iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of the Common Stock, cash or other property and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

     (v) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation or merger, consolidation, distribution or sale of assets, dissolution or winding up of this Corporation;

     (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

     (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include
(A) the right to more or less than one vote per share on any or all matters voted upon by the shareholders and (B) the right to vote as a series by itself or together with out preferred stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including without limitation, the right, voting as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of preferred stock or under such other circumstances and upon such conditions as the Board may determine.

     (b) Common Stock. The Common Stock shall be non-assessable, and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations and restrictions.:

          (i) After the requirements with respect to preferential dividends of preferred stock (fixed in accordance with the provisions of Paragraph (a) of this Article V), if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to setting aside of funds as sinking funds or redemption or purchase accounts, (fixed in accordance with the provisions of Paragraph (a) of this Article V) and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph (a) of this Article V, the, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors;

          (ii) After the distribution in full of the preferential amount, (fixed in accordance with the provisions of Paragraph (a) of this Article V), if any, to be distributed to the holders of preferred stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Corporation, the holders of the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratibly in proportion to the number of shares of the Common Stock held by each;

          (iii) Shares of the Commons Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors;

          (iv) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series of any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such person, firms corporation or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

     (c)  Other Provisions

     The relative powers, preferences and rights of each series of preferred stock in relation to the powers, preferences and rights of each other series of preferred shock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph (a) of this Article V, and the consent by class or series vote or otherwise, of the holders of the preferred stock of such of the series of the preferred stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of preferred stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with the powers, preferences, and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of preferred stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed ) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of preferred stock.

     (ii) Subject to the provisions of subparagraph (i) of this Paragraph, shares of any series of preferred stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (iii) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (iv) No holder of any of the shares of any class or series of stock or of options, warrants or other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the

Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                 ARTICLE VI

                                   BYLAWS
                                   ------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of this Corporation.

                                ARTICLE VII

                            MEETINGS AND RECORDS
                           ---------------------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or in such places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                ARTICLE VIII

                        REGISTERED OFFICE AND AGENT
                        ----------------------------

     The address of its registered office in the State of Delaware is:

                         Corporation Trust Company
                             1209 Orange Street
                             City of Wilmington
                        County of New Castle, 19801

                                 ARTICLE IX

                            REMOVAL OF DIRECTORS
                           ---------------------
     Any director of the Corporation may be removed for cause at any annual or special meeting of the shareholders by the same vote required to elect a director provided, that such director prior to his removal shall receive a copy of the charges against him, delivered to him personally or by mail at his address appearing on the records of the Corporation, at least thirty
(30) days prior to the meeting at which such removal is to be considered, and such director has an opportunity to be heard on such charges at the meeting of shareholders of the Corporation at which the question of his removal is to be considered.



                                 ARTICLE X

                 INDEMNIFICATION OF OFFICERS AND DIRECTORS
                 -----------------------------------------

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of the Board of Directors of the corporation, may serve, or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock, or which it was or may be a creditor, and the respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually or necessarily by such persons in connection with the defense or settlement or any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them, by reason of being or having been directors or officers of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or such other corporation, or former director of officer shall be adjudged in any action, suit or proceeding to be liable for his own negligence of misconduct in the performance of his duties.
Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or otherwise.

                                 ARTICLE XI

                                 AMENDMENT
                                 ---------

     Except as set forth herein and in the General Corporation Law of the state of Delaware, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

                                ARTICLE XII

                     OFFICERS' AND DIRECTORS' CONTRACTS
                    -----------------------------------
     No contract or other transactions between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer
of such firm or other corporation.   Any officer or director, individually
or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any other firm or corporation in which he may have an interest, provided such officer or director acts in good faith.

                                ARTICLE XIII

                                 DIRECTORS
                                 ----------
     The Corporation shall have not less than three (3) nor more than nine
(9) directors as determined from time to time by the Board of Directors. The names and addresses of the persons who are to serve as the directors until the first annual meeting of shareholders and the class to which each shall belong are as follows:

Name                          Address
-----------                   --------------------------
Ron Johnson                   3156 West 6620 South
                              West Jordan, Utah 84084

LaForrest Twitchell           194 North 2700 East
                              Layton, Utah 84041

Roger L. Shepherd             2680 South West Temple
                              Salt Lake City, Utah 84115


                                ARTICLE XIV

                               INCORPORATORS
                               --------------
     The names and addresses of the incorporators for this Corporation are as follows:

Name                          Address
----------------              -----------------------
Ron Johnson                   3156 West 6620 South
                              West Jordan, Utah 84084

LaForrest Twitchell           194 North 2700 East
                              Layton, Utah 84041

Roger L. Shepherd             2680 South West Temple
                              Salt Lake City, Utah 84115

     WE, THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the state of Delaware, make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 29th day of October 1985.

                              /s/ Ron Johnson
                              ---------------------
                              Ron Johnson


                              /s/ LaForrest Twitchell
                              -----------------------
                              LaForrest Twitchell


                              /s/ Roger L. Shepherd
                              ----------------------
                              Roger L. Shepherd

STATE OF UTAH       )
                    : ss
COUNTY OF SALT LAKE )

     I, Lark L. Jackson, a notary public, hereby certify that on the 29th day of October, 1985, personally appeared before me Ron Johnson, LaForrest Twitchell, and Roger L. Shepherd, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as incorporators of McKinnely Investments, Inc., and that the statements therein contained are true.

     WITNESS MY HAND AND OFFICIAL SEAL.

                              /s/ Lark L. Jackson
                              -------------------
                              Notary Public
                              Residing in Bountiful, Utah

My Commission Expires:

August 13, 1989
---------------


                                     8